EXHIBIT 23.6

                                 ARCHER, CATHRO
                          & ASSOCIATES (1981) LIMITED

                        CONSULTING GEOLOGICAL ENGINEERS

            1016 - 510 WEST HASTINGS STREET, VANCOUVER, B.C. V6B 1L8
                     TEL (604) 688-2568 FAX (604) 688-2578

To Whom It May Concern,

We consent to the reference of our firm, as experts, in the Registration Statement under the Securities Act of 1933 of Yukon Gold Corporation, Inc.



ARCHER, CATHRO & ASSOCIATES (1981) LIMITED

BY: /s/Robert C. Carne
    ------------------
Dated: May 14, 2004